                                                                     EXHIBIT 3.2















                              ARTICLES OF AMENDMENT
                                       OF
                                 THE REGISTRANT

                              ARTICLES OF AMENDMENT
                               Stock (for profit)

A.     Name of Corporation:          HARP & EAGLE, LTD.
                            ------------------------------------------------
                            (prior to any change effected by this amendment)

       Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

          RESOLVED, THAT, the articles of incorporation be amended as follows:

                           See attached amendment



B.     Amendment(s) adopted on            SEPTEMBER 15, 1999
                               ---------------------------------------------
                                                (date)
       Indicate the method of adoption by checking the appropriate choice below:
       (       )  In accordance with sec. 180.1002, Wis. Stats.  (By the Board of Directors)
   OR
       (       )  In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)
   OR
       (   X   )  In accordance with sec. 180.1005, Wis. Stats. (By
                  Incorporators or Board of Directors, before issuance of shares)

C.     Executed on behalf of the corporation on         SEPTEMBER 29, 2000
                                                    ----------------------------
                                                             (date)

                                                        /S/ CARY JAMES O'DWANNY
                                                    ----------------------------
                                                             (signature)

                                                        CARY JAMES O'DWANNY
                                                    ----------------------------
                                                             (printed name)

                                                        PRESIDENT
                                                    ----------------------------
                                                             (officer's title)


D.     This document was drafted by                  RICHARD A. KRANITZ
                                       -----------------------------------------
                                            (name of individual required by law)

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                            Printed on Recycled Paper

                               HARP & EAGLE, LTD.



                                    AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION



         HARP & EAGLE, LTD., by and pursuant to the written consent of its sole incorporator, on September 15, 1999, prior to the subscription for or issuance of any shares of its capital stock or the election of directors and/or officers, adopted the following amendment.

         RESOLVED THAT, Article 2 of the Articles of Incorporation is hereby amended to read as follows:

         The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 12,000,000 shares, divided into 2,000,000 shares of series preferred stock with a par value of $.0001 per share, herein called "Series Preferred Stock", and 10,000,000 shares of common stock with a par value of $.0001 per share, herein called "Common Stock".

A.       Series Preferred Stock

         The Board of Directors of the Corporation is expressly vested with the authority to divide the Series Preferred Stock into one or more series and to fix, determine and state the voting power, dividend, redemption, conversion and liquidation rights, designations, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors hereto.

B.       Common Stock

         Subject to the prior and superior rights of the Series Preferred Stock and on the conditions set forth in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of the Series Preferred Stock, the Board of Directors may declare and pay dividends on the Common Stock from time to time as funds may be legally available therefor, which may be payable in cash, stock or other property.

         Subject to the voting rights, if any, as may be set forth in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of any Series Preferred Stock, the holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, and after all payments and distributions shall have been made in full to the holders of the Series preferred Stock as may have been required under the terms of the resolution or resolutions of the Board of Directors providing for the issuance of any particular series of the Series Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.